UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013

LIFE CARE MEDICAL DEVICES LIMITED
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54632	98-0576696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, Suite 905, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 860-4514

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 9, 2013, we entered into a Convertible Loan Agreement and Promissory Note with an accredited investor, pursuant to which we sold, in a private placement, a convertible note in the principal amount of $600,000 and a warrant to purchase up to 1,846,154 shares of our common stock. The private placement closed on April 9, 2013 and we received proceeds, net of selling commissions and other offering expense, of $508,500.

The promissory note bears interest at the annual rate of 12%, which compounds annually and is payable at the maturity date, which is August 31, 2013. If we default on the note, the interest rate remains 12%. The note is unsecured and will rank pari passu with our existing indebtedness and senior to any future indebtedness. We may prepay the note at any time without penalty. At the election of the investor, all or a portion of the note may be converted into shares of our common stock at any time prior to the maturity date at a conversion price of $0.65 per share.

The warrant is exercisable immediately and has an exercise price of $1.00 per share and a term of three years. The warrant contains a cashless exercise feature and standard adjustment features in the event of a stock split, stock dividend, recapitalization or similar events. The holder of the warrant has piggyback registration rights to the extent that capacity is available in a registration statement as determined by us in our commercially reasonable discretion.

Brookline Group, LLC acted as placement agent for the offering. We paid Brookline fees of $60,000 and also issued to them a warrant to purchase up to 276,923 shares of our common stock at an exercise price of $1.00 per share. The terms of the placement agent warrant are identical to those of the warrant issued to the investor.

The foregoing is a summary of the terms of the Convertible Loan Agreement and Promissory Note, the investor warrant and the placement agent warrant and does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Convertible Loan Agreement and Promissory Note and the form of warrant, copies of which are attached hereto as Exhibits 10.18 and 4.1, respectively, and are incorporated by reference herein.

We used a portion of the net proceeds to repay the principal of, and accrued interest on, a short-term promissory note in the principal amount of $75,000. We intend to use the remaining net proceeds of the offering for general corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 regarding the promissory note issued on April 9, 2013 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated by reference herein. The promissory note and warrant issued to the investor in the private placement and the warrant issued to the placement agent were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each of the investor in the private placement and the placement agent represented that it was an “accredited investor” as defined in Regulation D.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of warrant, dated April 9, 2013, issued to the investor and to Brookline Group, LLC.

10.18	Form of Convertible Loan Agreement and Promissory Note, dated April 9, 2013, between Life Care Medical Devices Limited and the investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CARE M EDICAL DEVICES LIMITED

Date: April 15, 2013	/s/ Glenn Foley
	Name:	Glenn Foley
	Title:	Chief Executive Officer